EXHIBIT 10.21

NMI HOLDINGS, INC.
2014 OMNIBUS INCENTIVE PLAN
PHANTOM UNIT AWARD AGREEMENT
(FOR INDEPENDENT DIRECTORS)
THIS PHANTOM UNIT AWARD AGREEMENT (this “Agreement”), dated as of [•], 2015 (the “Grant Date”), is made by and between NMI Holdings, Inc., a Delaware corporation (the “Company”), and [NAME] (“Participant”).
WHEREAS, the Company has adopted the NMI Holdings, Inc. 2014 Omnibus Incentive Plan (the “Plan”) (capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Plan);
WHEREAS, pursuant to the Plan, the Committee may grant awards that are valued in whole or in part by reference to, or are otherwise based upon the value of a Share; and
WHEREAS, the Committee has determined that it would be in the best interests of the Company and its stockholders to grant Participant a cash-settled phantom unit award related to the value of Share on the terms and subject to the conditions set forth in this Agreement and the Plan (the “Phantom Units”).
NOW THEREFORE, for and in consideration of the premises and the covenants of the parties contained in this Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, for themselves, their successors and assigns, hereby agree as follows:
1.Grant of Phantom Unit Award.

(a)Grant. The Company hereby grants to Participant the Phantom Units, on the terms and conditions set forth in this Agreement and as otherwise provided in the Plan. The number of Phantom Units awarded hereunder shall be equal to 50,000, divided by the Fair Market Value of a Share on the Grant Date, rounded down to the nearest whole unit. Each Phantom Unit shall entitle Participant to a cash amount equal to the Fair Market Value of a Share on the applicable vesting date as set forth in Section 2 hereof.

(b)Incorporation by Reference, Etc. The provisions of the Plan are hereby incorporated herein by reference. Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan and any capitalized terms not otherwise defined in this Agreement shall have the definitions set forth in the Plan.

2.Vesting.

(a)General. Except as may otherwise be provided herein, the Phantom Units shall vest on the first anniversary of the Grant Date, subject to Participant not having incurred a Termination of Employment as of the applicable vesting date.

(b)Termination of Employment. Except as provided in the immediately following sentence, in the event that Participant incurs a Termination of Employment, an unvested Phantom Unit shall be forfeited by Participant without consideration therefor. Notwithstanding the foregoing, in the event that Participant incurs a Termination of Employment due to Participant’s death or “Disability” (as defined in the Plan), any unvested Phantom Unit shall accelerate and vest in full as of the date of Termination of Employment.

3.Settlement. As soon as practicable after any Phantom Unit has vested (and in any event, no later than fifteen business days immediately following the date of such vesting), the Company shall deliver to Participant, in respect of each Phantom Unit granted hereunder, a cash amount equal to the Fair Market Value of a Share on the applicable vesting date.

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4.Taxes. Participant (or, in the event of Participant’s death, any beneficiary), shall be solely responsible for any federal, state or local income or self-employment taxes that Participant incurs in connection with the receipt of the Phantom Units or the vesting of the Phantom Units, and the Company shall have no obligation or liability with respect to Participant’s (or, in the event of Participant’s death, any beneficiary’s) satisfaction of such taxes and shall have no withholding obligations with respect thereof.

5.No Rights as Stockholder. Participant shall have no rights as a stockholder in relation to the Phantom Units, including, without limitation, the right to dividends and voting rights.

6.Transferability. The Phantom Units may not, at any time prior to becoming vested, be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by Participant other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company, its Subsidiary or Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

7.Adjustment. Upon any event described in Section 3(d) of the Plan occurring after the Grant Date, the adjustment provisions as provided for under Section 3(d) of the Plan shall apply to the Phantom Units.

8.Change in Control. In the event of a Change in Control of the Company occurring after the Grant Date, any outstanding unvested Phantom Units shall become fully vested upon the occurrence of such Change in Control. Any Phantom Units that vest in connection with this Section 8 shall be settled in a manner consistent with Section 3 of this Agreement.

9.Miscellaneous.

(a)Waiver and Amendment. The Committee may waive any conditions or rights under, or amend any terms of, this Agreement and the Phantom Units granted thereunder; provided that any such waiver or amendment that would impair the rights of any Participant or any holder or beneficiary of any Phantom Units theretofore granted shall not to that extent be effective without the consent of Participant. No waiver of any right hereunder by any party shall operate as a waiver of any other right, or as a waiver of the same right with respect to any subsequent occasion for its exercise, or as a waiver of any right to damages. No waiver by any party of any breach of this Agreement shall be held to constitute a waiver of any other breach or a waiver of the continuation of the same breach.

(b)Unsecured Obligation. This Award is unfunded, and even with respect to any vested Phantom Unit, Participant shall be considered an unsecured creditor of the Company with respect to the Company’s obligations to pay the cash value of Phantom Units granted pursuant to this Agreement. Nothing contained in this Agreement, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind or a fiduciary relationship between Participant and the Company or any other person.

(c)Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, facsimile, courier service or personal delivery:

if to the Company:
NMI Holdings, Inc.
2100 Powell Street, 12th Floor
Emeryville, CA 94608
Facsimile: 510 225 3832
Attention: General Counsel

EXHIBIT 10.21

if to Participant: at the address last on the records of the Company.
All such notices, demands and other communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five business days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if by facsimile or e-mail.
(d)Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

(e)No Rights to Service. Nothing contained in this Agreement shall be construed as giving Participant any right to be retained, in any position, as an employee, consultant or director of the Company or its Affiliates or shall interfere with or restrict in any way the right of the Company or its Affiliates, which is hereby expressly reserved, to remove, terminate or discharge Participant at any time for any reason whatsoever.

(f)Beneficiary. Participant may file with the Company a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, change or revoke such designation by filing a new designation with the Company. The last such designation received by the Company shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Company prior to Participant’s death, and in no event shall it be effective as of a date prior to such receipt. If no beneficiary designation is filed by Participant, the beneficiary shall be deemed to be his spouse or, if Participant is unmarried at the time of death, his estate.

(g)Successors. The terms of this Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, and of Participant and the beneficiaries, executors, administrators, heirs and successors of Participant.

(h)Section 409A. It is intended that the Awards granted pursuant to this Agreement and the provisions of this Agreement be exempt from Section 409A of the Code pursuant to the “short-term deferrals” exception (as provided in Treasury Regulations Section 1.409A-1(b)(4)), and all provisions of this Agreement shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A of the Code.

(i)Entire Agreement. This Agreement and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and supersede all prior communications, representations and negotiations with respect thereto.

(j)Bound by the Plan. By signing this Agreement, Participant acknowledges that he has received a copy of the Plan and has had an opportunity to review the Plan and agrees to be bound by all the terms and provisions of the Plan.

(k)Governing Law. This Agreement shall be construed and interpreted in accordance with the internal laws of the State of Delaware without regard to principles of conflicts of law thereof, or principles of conflicts of laws of any other jurisdiction that could cause the application of the laws of any jurisdiction other than the State of Delaware.

(l)Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Agreement.

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(m)Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

10.Compliance with Legal Requirements. The grant of the Phantom Units, and any other obligations of the Company under this Agreement, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any regulatory or governmental agency as may be required.

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EXHIBIT 10.21

IN WITNESS WHEREOF, the parties hereto have executed this Agreement.
NMI HOLDINGS, INC.

___________________________________
By: Bradley M. Shuster
Title: Chairman and Chief Executive Officer

PARTICIPANT

___________________________________

[Signature Page to 2015 Director Phantom Unit Award Agreement]